As filed with the Securities and Exchange Commission on May 8, 1997

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549



FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

------------------------------

STAR BANC CORPORATION
(Exact name of registrant as specified in its charter)

         Ohio                         31-0838189
(State of Incorporation)  (I.R.S. Employer Identification No.)

  425 Walnut Street, Cincinnati, Ohio              45202
(Address of Principal Executive Offices)        (Zip Code)

STAR BANC CORPORATION 1996 STARSHARE
STOCK INCENTIVE PLAN FOR EMPLOYEES
(Full Title of the Plan)

Jerry A. Grundhofer, 900 Star Bank Center, 425 Walnut Street,
Cincinnati, Ohio  45202
(Name and address of agent for service)

(513) 632-4000
(Telephone number, including area code, of agent for service)


CALCULATION OF REGISTRATION FEE
<CAPTION.
                                                             Proposed
Title of                              Proposed maxi-        maximum ag-
securities to be    Amount to be       mum offering      gregate offering      Amount of
registered          registered(1)   price per share (2)      price (2)      registration fee
Common Stock,
par value $5.00  1,420,875 shares        $30.33           $43,095,138.75      $14,860.39

(1)	This registration statement also covers such indeterminable
number of additional shares of Common Stock of Star Banc
Corporation, as may become issuable with respect to all or any of such shares pursuant to anti-dilution provisions in the plan.

(2)	Inserted solely for purposes of computing the registration
fee and based, pursuant to Rule 457(h)(1) under the Securities
Act of 1933, as amended, upon $30.33 per share, the price at which the employee stock options may be exercised, as determined by the close of the Common Stock on December 10, 1996, as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

	The following documents of the registrant, Star Banc Corporation (the "Corporation"), are incorporated by reference into and made a part of this Registration Statement. In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

	(a)	The Corporation's Annual Report on Form 10-K for the year
ended December 31, 1996; and

	(b)	All other reports filed pursuant to Section 13(a) or 15(d)
of the Exchange Act, as amended, since December 31, 1996.

	(c)	The description of the class of securities to be offered
which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

	Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

	Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

	The registrant's Articles of Incorporation and Code of Regulations require the registrant to indemnify, to the full extent permitted (or not prohibited) by the General Corporation Law of the State of Ohio, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

	Section 1701.13 of the General Corporation Law of the State of Ohio authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) in connection with any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in the case of actions by or in the rights of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation provided that such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines, or that such director shall have assented to certain payments, distributions or loans prohibited by law. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

	Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number

23	Consent of Arthur Andersen LLP

24	Powers of attorney

99	Form 10-K - Incorporated herein by reference

ITEM 9.  UNDERTAKINGS

(a)*	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by section 10(a)(3) of
the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events arising
after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

		(iii)	To include any material information with respect to the
plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

		Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

	(2)	That, for the purpose of determining any liability under
the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)*	The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)*	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

________________________
* Subparagraph references correspond to the applicable subparagraphs of Item 512 of Regulation S-K.



SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 7, 1997.

STAR BANC CORPORATION



By  /s/ Jerry A. Grundhofer
Jerry A. Grundhofer
Chairman of the Board, Chief
Executive Officer and President

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities as of the 7th day of May, 1997.

Signature                      Title


/s/ Jerry A. Grundhofer        Chairman of the Board, President, Chief Executive
Jerry A. Grundhofer            Officer and Director

/s/ David M. Moffett*          Executive Vice President and Chief Financial
David M. Moffett               Officer

/s/ James D. Hogan*
James D. Hogan                 Controller

/s/ James R. Bridgeland, Jr.*
James R. Bridgeland, Jr.       Director


Laurance L. Browning, Jr.      Director


Victoria B. Buyniski           Director

/s/ Samuel M. Cassidy*
Samuel M. Cassidy              Director

/s/ V. Anderson Coombe*
V. Anderson Coombe             Director


John C. Dannemiller            Director

/s/ J. P. Hayden, Jr.*
J. P. Hayden, Jr.              Director

/s/ Roger L. Howe*
Roger L. Howe                  Director

/s/ Thomas J. Klinedinst, Jr.*
Thomas J. Klinedinst, Jr.      Director


Charles S. Mechem, Jr.         Director


Daniel J. Meyer                Director

/s/ David B. O'Maley*
David B. O'Maley               Director


O'dell M. Owens                Director

/s/ Thomas E. Petry*
Thomas E. Petry                Director

/s/ William C. Portman*
William C. Portman             Director

/s/ Oliver W. Waddell*
Oliver W. Waddell              Director

*Pursuant to Power of Attorney
By:   /s/ Jerry A. Grundhofer
       Jerry A. Grundhofer, Attorney-in-Fact
       Dated May 7, 1997

EXHIBIT INDEX


EXHIBIT NUMBER  DESCRIPTION                     PAGE NUMBER


23              Consent of Arthur Andersen LLP  Page 8

24              Powers of Attorney              Page 9

99              Form 10-K                       Incorporated herein by reference